Exhibit 99.1

For more information, please contact:

AmTrust Financial Services, Inc.

Hilly Gross	Ronald E. Pipoly, Jr.
Vice President, Investor Relations	Chief Financial Officer
212-220-7120 x 7023	216-328-6116
hgross@amtrustgroup.com	rpipoly@amtrustgroup.com

For immediate release
September 7, 2007

AmTrust Financial Services, Inc. Announces Quarterly Dividend

(New York) - AmTrust Financial Services, Inc. (NASDAQ: AFSI) announced today that its Board of Directors approved a quarterly cash dividend of $.025 per share of common stock. The dividend is payable on October 15, 2007 to shareholders of record as of October 1, 2007.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational specialty property and casualty holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

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Forward Looking Statement
This news release contains “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company’s products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. The Company undertakes no obligation to publicly update any forward-looking statements.

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